Exhibit 10.09

CONTRIBUTION AGREEMENT

This Contribution Agreement, dated effective as of June 1, 2006 is entered into by and among DIAMOND SHAMROCK REFINING AND MARKETING COMPANY, a Delaware corporation (“DSRMC”) and VALERO GP HOLDINGS, LLC, a Delaware limited liability company (“VEH”). The foregoing shall be referred to individually as a “Party” and collectively as the “Parties”.

R E C I T A L S:

WHEREAS, DSRMC owns a 51.540982% limited liability company interest in VEH (“VEH Interest”) and a 100% limited liability company interest (the “Member Interest”) in Valero GP, LLC, a Delaware limited liability company;

WHEREAS, DSRMC desires to make a capital contribution of 100% of the Member Interest to VEH in exchange for an additional 0.051103% VEH Interest;

WHEREAS, DSRMC desires to own an aggregate 51.592085% VEH Interest upon the completion of the transactions contemplated hereby;

NOW, THEREFORE, in consideration of their mutual undertakings and agreements hereunder, the Parties undertake and agree as follows:

ARTICLE I

Definitions

1.1	Definitions. The following capitalized terms have the meanings given below:

(a) “Agreement” means this Contribution Agreement.

(b) “DSRMC” is defined in the introductory paragraph of the Agreement.

(c) “Member Interest” is defined in the recitals to the Agreement.

(d) “Party” is defined in the introductory paragraph of the Agreement.

(e) “VEH” is defined in the introductory paragraph of the Agreement.

(f) “VEH Interest” is defined in the recitals to the Agreement.

ARTICLE II

Transactions

2.1 Contribution of Valero GP LLC Member Interests to VEH. DSRMC hereby grants, contributes, transfers, assigns and conveys to VEH, its successors and assigns, 100% of the Member Interest, and VEH hereby accepts the Member Interest as a capital contribution in exchange for a 0.051103% VEH Interest.

TO HAVE AND TO HOLD 100% of the Member Interest unto VEH, its successors and assigns, together with all and singular the rights and appurtenances thereto in anywise belonging, subject, however, to the terms and conditions stated in this Agreement, forever.

2.2 General Provisions. Notwithstanding anything to the contrary contained in this Agreement, none of the Parties shall be deemed to have assumed, and the Member Interest has not been or is not being contributed subject to any liens or security interests securing consensual indebtedness covering the Member Interest.

ARTICLE III

FURTHER ASSURANCES

3.1 Further Assurances. From time to time after the date hereof, and without any further consideration, the Parties agree to execute, acknowledge and deliver all such additional deeds, assignments, bills of sale, conveyances, instruments, notices, releases, acquittances and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate (a) more fully to assure that the applicable Parties own all of the properties, rights, titles, interests, estates, remedies, powers and privileges granted by this Agreement, or which are intended to be so granted (b) more fully and effectively to vest in the applicable Parties and their respective successors and assigns beneficial and record title to the interests contributed and assigned by this Agreement or intended so to be and to more fully and effectively carry out the purposes and intent of this Agreement.

3.2 Other Assurances. From time to time after the date hereof, and without any further consideration, each of the Parties shall execute, acknowledge and deliver all such additional instruments, notices and other documents, and will do all such other acts and things, all in accordance with applicable law, as may be necessary or appropriate to more fully and effectively carry out the purposes and intent of this Agreement.

ARTICLE IV

MISCELLANEOUS

4.1 Headings; References; Interpretation. All Article and Section headings in this Agreement are for convenience only and shall not be deemed to control or affect the meaning or construction of any of the provisions hereof. The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole, including without limitation, all Schedules attached hereto, and not to any particular provision of this Agreement. All references herein to Articles, Sections, and Schedules shall, unless the context requires a different construction, be deemed to be references to the Articles, Sections and Schedules of this Agreement, respectively, and all such Schedules attached hereto are hereby incorporated herein and made a part hereof for all purposes. All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders, and the singular shall include the plural and vice versa. The use herein of the word “including” following any general statement, term or matter shall not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation,” “but not limited to,” or words of similar import) is used with reference thereto, but rather shall be deemed to refer to all other items or matters that could reasonably fall within the broadest possible scope of such general statement, term or matter.

4.2 Successors and Assigns. The Agreement shall be binding upon and inure to the benefit of the parties signatory hereto and their respective successors and assigns.

4.3 No Third Party Rights. The provisions of this Agreement are intended to bind the Parties signatory hereto as to each other and are not intended to and do not create rights in any other person or confer upon any other person any benefits, rights or remedies and no person is or is intended to be a third party beneficiary of any of the provisions of this Agreement.

4.4 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one agreement binding on the Parties hereto.

4.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Texas applicable to contracts made and to be performed wholly within such state without giving effect to conflict of law principles thereof.

4.6 Severability. If any of the provisions of this Agreement are held by any court of competent jurisdiction to contravene, or to be invalid under, the laws of any political body having jurisdiction over the subject matter hereof, such contravention or invalidity shall not invalidate the entire Agreement. Instead, this Agreement shall be construed as if it did not contain the particular provision or provisions held to be invalid, and an equitable adjustment shall be made and necessary provision added so as to give effect to the intention of the Parties as expressed in this Agreement at the time of execution of this Agreement.

4.7 Deed; Bill of Sale; Assignment. To the extent required and permitted by applicable law, this Agreement shall also constitute a “deed,” “bill of sale” or “assignment” of the Member Interest.

4.8 Amendment or Modification. This Agreement may be amended or modified from time to time only by the written agreement of all the Parties hereto and affected thereby.

4.9 Integration. This Agreement and the instruments referenced herein supersede all previous understandings or agreements among the Parties, whether oral or written, with respect to its subject matter. This Agreement and such instruments contain the entire understanding of the Parties with respect to the subject matter hereof and thereof. No understanding, representation, promise or agreement, whether oral or written, is intended to be or shall be included in or form part of this Agreement unless it is contained in a written amendment hereto executed by the parties hereto after the date of this Agreement.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first written above.

DIAMOND SHAMROCK REFINING AND MARKETING COMPANY

By:	/s/ Jay D. Browning
Name:	Jay D. Browning
Title:	Senior Vice President and Corporate Secretary

VALERO GP HOLDINGS, LLC

By:	/s/ Curtis V. Anastasio
Name:	Curtis V. Anastasio
Title:	President and Chief Executive Officer